Exhibit 99.2

[FRONT SIDE OF PROXY CARD]

PROXY	TAYLOR CAPITAL	PROXY
GROUP, INC.
9550 WEST HIGGINS ROAD
ROSEMONT, ILLINOIS 60018
This Proxy Is Solicited on Behalf of the Board of Directors
The undersigned holder(s) of the common stock of Taylor Capital Group, Inc. (the “Company”) acknowledge(s) receipt of the Joint Proxy Statement/Prospectus and Notice of Special Meeting of Stockholders, dated _____, 2013, hereby constitute(s) and appoint(s) Mark A. Hoppe, Randall T. Conte and Brian T. Black, and each of them acting singly in the absence of the other, as proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on _____, 2013, at the Special Meeting of Stockholders to be held at ____ _.m., central time, on _____, 2013, or at any adjournments or postponements thereof.
This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted “FOR” each of Proposals 1, 2 and 3, and, if other business is presented at the meeting, in accordance with the best judgment of the proxies on those matters.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.
(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD]
The Board of Directors recommends a vote for the following Proposals:

1.
Adoption of the Agreement and Plan of Merger, dated as of July 14, 2013, by and between MB Financial, Inc. (“MB Financial”) and the Company, as may be amended from time to time, pursuant to which the Company will merge with and into MB Financial (the “Merger”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Adjournment of the meeting, if necessary and appropriate, to solicit additional proxies in favor of Proposal 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Approval, on an advisory (non-binding) basis, of the compensation of certain executive officers of the Company in connection with the Merger, as described in the Joint Proxy Statement/Prospectus.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Signature:

Signature:
(If Held Jointly)
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through _____ _.m., central time, on _____, 2013.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET: www.investorvote.com/TAYC Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE: 1-800-652-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.